Exhibit 99.1

     Gladstone Commercial Corporation Announces Financial Results for the Third Quarter Ended September 30, 2005

    MCLEAN, Va.--(BUSINESS WIRE)--October 31, 2005--Gladstone
Commercial Corp. (NASDAQ:GOOD):

    -- Net income increased to $867,411 or $0.11 per diluted common share

    -- Funds from Operations ("FFO") increased to $2.0 million or $0.26 per diluted common share

    -- The Company completed five acquisitions, consisting of seven properties, for total investment of $39.5 million

    Gladstone Commercial Corp. (NASDAQ:GOOD) (the "Company") today reported financial results for the quarter ended September 30, 2005. Net income for the quarter ended September 30, 2005 was $867,411, or $0.11 per basic and diluted weighted average common share, compared to $685,038, or $0.09 per basic and diluted weighted average common share for the third quarter one year ago. For the nine months ended September 30, 2005 net income was $2,552,128 or $0.33 per basic and diluted weighted average common share, compared to net income for the nine months ended September 30, 2004 of $624,009, or $0.08 per basic and diluted weighted average common share.
    Funds from Operations ("FFO") for the quarter ended September 30, 2005 was $2,007,592 or $0.26 per diluted weighted average common share, compared to $998,070 or $0.13 per diluted weighted average common share for the same period one year ago. For the nine months ending September 30, 2005 FFO was $4,927,040 or $0.64 per diluted weighted average common share, compared to $1,143,142 or $0.15 per diluted weighted average common share for the same period one year ago.
    For the three and nine months ended September 30, 2005, $3,007 and $5,943, respectively, was recorded as a realized foreign currency loss and, $221,562 or $0.03 per basic and diluted share and $224,562 or $0.03 per basic and diluted share respectively, was recorded as unrealized depreciation on translation of assets and liabilities. The unrealized depreciation was primarily a result of the valuation of the mortgage notes payable for two Canadian held properties, due to a decrease in the value of the US dollar relative to the Canadian dollar by approximately 5% between the date the notes were issued, July 19, 2005, and September 30, 2005. The unrealized depreciation on translation of assets and liabilities is not deductible for income tax purposes and these amounts must be distributed to stockholders or the Company could be subject to federal corporate income tax on these losses.
    In the third quarter of 2005, the Company added seven additional properties with 696,523 square feet for an aggregate purchase price of approximately $39.5 million. The Company also entered into long-term notes, collateralized by seven of its properties, for a total of approximately $39.0 million, the proceeds of which were used to pay down the Company's line of credit.
    Subsequent to the end of the quarter, the Company acquired two properties; a 70,598 square foot industrial building purchased for $7.8 million and a 291,142 square foot industrial building purchased for $5.2 million.
    Subsequent to the end of the quarter, on October 3, 2005, the Company filed a shelf registration statement on Form S-3 (the "Registration Statement") with the U.S. Securities and Exchanges Commission (the "SEC") to allow the Company to issue additional equity securities in one or more offerings up to an aggregate dollar amount of $75 million. The Registration Statement was declared effective by the SEC on October 24, 2005. The registration statement provides for the issuance of both common stock and preferred stock, the terms of which would be determined in the future by the Company's board of directors. The Company has no current plans to conduct an offering under the registration statement. The Company expects to use the net proceeds from any offerings pursuant to the shelf registration statement to make additional investments and fund its continuing operations. To read the Registration Statement in its entirety please visit the SEC filings page on our website at www.gladstonecommercial.com.
    "Our third quarter results were lower than expected due to the loss from foreign currency translations. This loss is a non-cash loss based on the dollar currency conversion from the Canadian dollar and does not impact dividends," said Chip Stelljes, Executive Vice President and Chief Investment Officer. "During the quarter, we were very successful in growing our portfolio with the addition of seven new properties for an aggregate investment of $39.5 million and we believe that we will continue building upon our portfolio performance. As of the end of the quarter, all tenants were paying as agreed and all portfolio properties were 100% occupied."
    The National Association of Real Estate Investment Trusts (NAREIT) developed FFO, as a relative non-GAAP (Generally Accepted Accounting Principles) supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income (loss)), and should not be considered an alternative to either net income (loss) as an indication of our performance or to cash flow from operations as a measure of liquidity or ability to make distributions.
    A reconciliation of net income, which we believe is the most directly comparable GAAP measure, to FFO is set forth below:


                     For the      For the
                      three        three     For the nine For the nine
                   months ended months ended months ended months ended
                    September    September    September    September
                     30, 2005     30, 2004     30, 2005     30, 2004
                   ------------ ------------ ------------ ------------

Net income            $867,411     $685,038   $2,552,128     $624,009
Real estate
 depreciation and
 amortization        1,140,181      313,032    2,374,912      519,133
                   ------------ ------------ ------------ ------------
Funds from
 operations          2,007,592      998,070    4,927,040    1,143,142
                   ------------ ------------ ------------ ------------

Weighted average
 shares outstanding
 - basic             7,672,000    7,648,250    7,669,619    7,644,099
Weighted average
 shares outstanding
 - diluted           7,725,667    7,697,079    7,718,441    7,703,504

Basic net income
 per weighted
 average common
 share                   $0.11        $0.09        $0.33        $0.08
                   ============ ============ ============ ============
Diluted net income
 per weighted
 average common
 share                   $0.11        $0.09        $0.33        $0.08
                   ============ ============ ============ ============
Basic funds from
 operations per
 weighted average
 common share            $0.26        $0.13        $0.64        $0.15
                   ============ ============ ============ ============
Diluted funds from
 operations per
 weighted average
 common share            $0.26        $0.13        $0.64        $0.15
                   ============ ============ ============ ============


    To learn more about our FFO please refer to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.
    The financial statements attached below are without footnotes so readers should obtain and carefully review our Form 10-Q for the quarter ended September 30, 2005, including the footnotes to the financial statements contained therein. We have filed the Form 10-Q today with the SEC and the Form 10-Q can be retrieved from the SEC website at www.SEC.gov or our website at www.GladstoneCommercial.com.
    Gladstone Commercial will have a conference call at 9:30 am EST, November 1, 2005. To enter the call please dial (866) 814-1917 and use the confirmation code 795651. An operator will monitor the call and set a queue for questions. To hear the replay of the call please dial
(888) 266-2081 and use the confirmation code 795561. The conference call will also be broadcast on the internet through a link on Gladstone Commercial's web site and at www.InvestorCalendar.com.
    Gladstone Commercial Corporation is a publicly traded real estate investment trust that focuses on investing in and owning triple-net leased industrial and commercial real estate properties through sale/leaseback transactions and selectively making long-term mortgage loans. Additional information can be found at www.GladstoneCommercial.com.
    For further information contact our Investor Relations Manager, Kelly Sargent at 703-287-5835.
    This press release may include statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company and the closing of any transaction. Words such as "believe," "anticipates," "intends," "expects," "projects" and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk factors" of the Company's Annual Report on Form 10-K/A for the year ended, December 31, 2004, as filed with the Securities and Exchange Commission on October 21, 2005. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


Gladstone Commercial Corporation
Consolidated Balance Sheets
(Unaudited)

                                           September 30, December 31,
                                               2005          2004
                                           ---------------------------

ASSETS
Real estate, net                           $129,028,346   $60,466,330
Lease intangibles, net of accumulated
 amortization of $826,865 and $194,047,
 respectively                                11,062,110     3,230,146
Mortgage notes receivable                    21,047,274    11,107,717
Cash and cash equivalents                       364,282    29,153,987
Funds held in escrow                          1,723,782     1,060,977
Replacement reserve                           1,088,242             -
Interest receivable - mortgage note              67,511        64,795
Interest receivable - employees                   4,681         4,792
Deferred rent receivable                      2,460,616       210,846
Deferred financing costs                      1,486,841             -
Prepaid expenses                                234,108       170,685
Deposits on real estate                         200,000        50,000
Other assets                                     78,338        64,819
                                           ------------- -------------

TOTAL ASSETS                               $168,846,131  $105,585,094
                                           ============= =============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Due to Adviser                                 $164,189      $129,231
Accounts payable and accrued expenses           435,962       168,389
Dividends payable                                     -       920,040
Mortgage notes payable                       42,158,247             -
Borrowings under line of credit              23,810,000             -
Rent received in advance, security deposits
 and funds held in escrow                     2,078,037     1,674,741
                                           ------------- -------------

Total Liabilities                            68,646,435     2,892,401
                                           ------------- -------------

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value, 20,000,000
 shares authorized and 7,672,000 and
 7,667,000 shares issued and outstanding,
 respectively                                     7,672         7,667
Additional paid in capital                  105,502,544   105,427,549
Notes receivable - employees                   (432,906)     (375,000)
Distributions in excess of accumulated
 earnings                                    (4,877,614)   (2,367,523)
                                           ------------- -------------

Total Stockholders' Equity                  100,199,696   102,692,693
                                           ------------- -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $168,846,131  $105,585,094
                                           ============= =============


Gladstone Commercial Corporation
Consolidated Statements of Operations
(Unaudited)

                     For the      For the
                      three        three     For the nine For the nine
                   months ended months ended months ended months ended
                     September    September    September    September
                     30, 2005     30, 2004     30, 2005     30, 2004
                   ------------ ------------ ------------ ------------
OPERATING REVENUES
  Rental income     $3,453,777   $1,066,076   $7,536,025   $1,667,538
  Interest income
   from mortgage
   notes
   receivable          553,968      284,659    1,351,197      697,059
  Tenant recovery
   revenue              28,208            -       69,808            -
                   ------------ ------------ ------------ ------------
      Total
       operating
       revenues       4,035,953    1,350,735    8,957,030    2,364,597
                   ------------ ------------ ------------ ------------

OPERATING EXPENSES
  Depreciation and
   amortization      1,140,181      313,032    2,374,912      519,133
  Management
   advisory fee        609,171      333,825    1,564,826      843,360
  Professional fees     99,799       38,373      447,802      313,804
  Taxes and
   licenses             37,399          973      191,112       13,543
  Insurance             70,244       59,579      207,648      188,554
  Interest             895,775            -    1,186,798            -
  General and
   administrative      107,059       74,881      337,722      352,145
                   ------------ ------------ ------------ ------------
      Total
       operating
       expenses      2,959,628      820,663    6,310,820    2,230,539
                   ------------ ------------ ------------ ------------

Income from
 operations          1,076,325      530,072    2,646,210      134,058
                   ------------ ------------ ------------ ------------

Interest income
  Interest income
   from temporary
   investments          10,093      153,716      117,806      488,701
  Interest income
   - employee loans      5,562        1,250       15,483        1,250
                   ------------ ------------ ------------ ------------
      Total
       interest
       income           15,655      154,966      133,289      489,951

Realized and
 unrealized loss
 from foreign
 currency
  Net realized loss
   from foreign
   currency
   transactions         (3,007)           -       (5,943)           -
  Net unrealized
   appreciation
   (depreciation)
   on translation
   of assets and
   liabilities in a
   foreign currency   (221,562)           -     (221,428)           -
                   ------------ ------------ ------------ ------------

      Total net
       realized and
       unrealized
       loss from
       foreign
       currency       (224,569)           -     (227,371)           -
                   ------------ ------------ ------------ ------------


NET INCOME            $867,411     $685,038   $2,552,128     $624,009
                   ============ ============ ============ ============


Earnings per
 weighted average
 common share
    Basic                $0.11        $0.09        $0.33        $0.08
                   ============ ============ ============ ============
    Diluted              $0.11        $0.09        $0.33        $0.08
                   ============ ============ ============ ============

Weighted average
 shares outstanding
    Basic            7,672,000    7,648,250    7,669,619    7,644,099
                   ============ ============ ============ ============
    Diluted          7,725,667    7,697,079    7,718,441    7,703,504
                   ============ ============ ============ ============


Gladstone Commercial Corporation
Consolidated Statements of Cash Flows
(Unaudited)

                                             For the nine For the nine
                                             months ended months ended
                                              September    September
                                               30, 2005     30, 2004
                                             ------------ ------------

Cash flows from operating activities:
  Net income                                  $2,552,128     $624,009
Adjustments to reconcile net income to net
 cash provided by operating activities:
  Depreciation and amortization                2,374,912      519,133
Changes in assets and liabilities:
    Amortization of deferred financing costs     158,457            -
    Amortization of deferred rent asset          114,700            -
    Increase in mortgage interest receivable      (2,716)     (61,840)
    Decrease (increase) in employee interest
     receivable                                      111       (1,250)
    Increase in prepaid expenses                 (63,423)     (37,293)
    Increase in other assets                     (13,520)     (25,319)
    Increase in deferred rent receivable        (369,624)    (100,110)
    Increase in replacement reserve           (1,088,242)           -
    Increase in accounts payable and accrued
     expenses                                    267,574       11,898
    Increase (decrease) in due to Adviser         34,958     (124,656)
    (Decrease) increase in rent received in
     advance and security deposits              (259,509)     475,515
                                             ------------ ------------
            Net cash provided by operating
             activities                        3,705,806    1,280,087
                                             ------------ ------------

Cash flows from investing activities:
  Acquisition of real estate                 (80,763,736) (45,756,858)
  Issuance of mortgage note receivable       (10,000,000) (11,170,000)
  Deposit on future acquisition                 (200,000)    (200,000)
  Principal repayments on mortgage note
   receivable                                     60,443       38,950
                                             ------------ ------------
            Net cash used in investing
             activities                      (90,903,293) (57,087,908)
                                             ------------ ------------

Cash flows from financing activities:
  Offering costs                                       -       (7,730)
  Proceeds from borrowings under mortgage
   note payable                               42,190,283            -
  Principal repayments on mortgage note
   payable                                       (32,036)           -
  Borrowings from line of credit              69,410,000            -
  Repayments on the line of credit           (45,600,000)           -
  Principal repayments on employee loans          17,094            -
  Payments for deferred financing costs       (1,595,299)           -
  Dividends paid                              (5,982,260)  (1,910,500)
                                             ------------ ------------
            Net cash provided by (used in)
             financing activities             58,407,782   (1,918,230)
                                             ------------ ------------

Net decrease in cash and cash equivalents    (28,789,705) (57,726,051)

Cash and cash equivalents, beginning of
 period                                       29,153,987   99,075,765

                                             ------------ ------------
Cash and cash equivalents, end of period        $364,282  $41,349,714
                                             ============ ============


Cash paid during period for interest          $1,028,341           $-
                                             ------------ ------------

NON-CASH FINANCING ACTIVITIES

Notes receivable issued in exchange for
 common stock associated with the exercise of
 employee stock options                          $75,000     $375,000
                                             ------------ ------------

    CONTACT: Gladstone Commercial Corporation
             Kelly Sargent, 703-287-5835